Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350.
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Under 18 U.S.C. section 1350, adopted by section 906 of the Sarbanes-Oxley Act of 2002, in connection with the annual report on Form 10-K of Unique Fabricating, Inc. (the "Company") for the annual period ended December 31, 2021, the undersigned certifies that (i) the Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: March 24, 2022	By:	/s/ Brian P. Loftus
Name: Brian P. Loftus
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished as an exhibit to the Form 10-K pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-K for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.